May 23, 2001



Joseph C. Neuberger, President
1-800-MUTUALS Advisor Series
615 East Michigan Street, 2nd Floor
Milwaukee, WI 53202

         Re: Subscription for Shares of the Generation Wave Aggressive Growth Fund, Generation Wave Growth Fund, Generation Wave Alternative Growth Fund, Generation Wave Balanced Growth Fund, and Generation Wave Conservative Growth Fund, each a series of the 1-800-MUTUALS Advisor Series (the "Funds")

Dear Mr. Neuberger:

     1-800-Mutuals, Inc., or MUTUALS.com, Inc., offers to purchase from 1-800-MUTUALS Advisor Series shares of beneficial interest of the Funds at a price of $10.00 per share for an aggregate purchase price of $100,000 cash, all such shares to be validly issued, fully paid and non-assessable, upon issuance of such shares and receipt of said payment by the Funds as follows:

Fund:                                                        Purchase Price:
-----                                                        ---------------
Generation Wave Aggressive Growth Fund                       $ 10
Generation Wave Growth Fund                                  $ 10
Generation Wave Alternative Growth Fund                      $ 10
Generation Wave Balanced Growth Fund                         $ 50,000
Generation Wave Conservative Growth Fund                     $ 49,970

Total:                                                       $100,000
                                                             ========

MUTUALS.com, Inc. hereby represents and warrants that these shares of beneficial interest will be held for investment purposes and are not being purchased with any present intent of redeeming or selling the same.

                                                      Sincerely,

                                                      MUTUALS.com, Inc.

                                                      By: /s/ Eric P. McDonald
                                                          ----------------------
                                                      Name: Eric P. McDonald
                                                            --------------------
                                                      Title: President
                                                             -------------------

Accepted and Agreed to this 23rd day of May, 2001.

1-800-MUTUALS Advisor Series

By: /s/ Joseph C. Neuberger
   -------------------------
Name: Joseph C. Neuberger
      ----------------------
Title: President
       ---------------------